Exhibit 99.1

J & J Snack Foods Corp. Announces Quarterly Cash Dividend

    PENNSAUKEN, N.J.--(BUSINESS WIRE)--May 26, 2005--J & J Snack Foods Corp. (NASDAQ:JJSF) announced today that its Board of Directors has declared a regular quarterly cash dividend of $.125 per share of its common stock payable on July 6, 2005 to shareholders of record as of the close of business on June 15, 2005.
    J & J Snack Foods Corp.'s principal products include SUPERPRETZEL, PRETZEL FILLERS and other soft pretzels, ICEE and ARCTIC BLAST frozen beverages, LUIGI'S, MAMA TISH'S, SHAPE UPS, MINUTE MAID(1) and BARQ'S(2) and CHILL frozen juice bars and ices, TIO PEPE'S churros, THE FUNNEL CAKE FACTORY funnel cakes, and MRS. GOODCOOKIE, CAMDEN CREEK, COUNTRY HOME and READI-BAKE cookies. J & J has manufacturing facilities in Pennsauken, Bridgeport and Bellmawr, New Jersey; Scranton, Hatfield and Chambersburg, Pennsylvania; Carrollton, Texas; Atlanta, Georgia and Vernon (Los Angeles) and Rancho Cucamonga, California.

    (1) MINUTE MAID is a registered trademark of The Coca-Cola
Company.

    (2) BARQ'S is a registered trademark of Barq's Inc.


    CONTACT: J & J Snack Foods Corp.
             Dennis Moore, 856-665-9533